OATLEY BYSTROM & HANSEN
                                              A Professional Corporation of CPAs
                                              6061 South Willow Drive, Suite 230
                                              Greenwood Village, Colorado 80111
                                              (303) 770-8383-Fax (303) 721-6925


July 7, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

This letter is in response to the request of RMED International, Inc. (the "Company"), to review a draft of a Form 8-K/A, amending the Form 8-K of the Company filed with the SEC on June 16, 1999, a copy of which was provided to the undersigned by the Company. We have no disagreement with the disclosure made in the Form 8-K/A. We understand that this letter will be filed with the Form 8-K/A together with our letter, dated June 17, 1999, in response to the original Form 8-K.


Very truly yours,




By: /s/ D.H. Oatley
    ---------------
Oatley Bystrom & Hansen

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                    Business Advisors o Financial Consultants
               American Institute of Certified Public Accountants
                Colorado Society of Certified Public Accountants
           SEC Practice Section o Private Companies Practice Section